UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
____________________________________

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
ARVINAS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i)(1) and 0-11.

ARVINAS, INC.
5 Science Park
395 Winchester Ave.
New Haven, CT 06511
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held June 16, 2022
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Arvinas, Inc., which is scheduled to be held on Thursday, June 16, 2022 at 8:30 a.m. Eastern time. The Annual Meeting will be held as a virtual meeting only, via live audio webcast. You will not be able to attend the Annual Meeting in person. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.
Only stockholders who owned common stock at the close of business on April 19, 2022 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:
1.Election of three Class I directors to our board of directors, each to serve until the 2025 annual meeting of stockholders;
2.Hold an advisory vote on executive compensation;
3.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
4.Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
You can find more information, including the nominees for directors, in the attached Proxy Statement. The board of directors recommends that you vote “FOR” each of the Class I director nominees (Proposal 1), and “FOR” each of Proposals 2 and 3.
Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 27, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record on our books at the close of business on April 19, 2022, the record date for the Annual Meeting, and we will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
If you are a stockholder of record, you may vote in one of the following ways:
•Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
•Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or
•Vote at the Annual Meeting.
If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

The rules and procedures applicable to the Annual Meeting, together with a list of stockholders of record for inspection for any legally valid purpose, will be available for the participating stockholders of record at www.virtualshareholdermeeting.com/ARVN2022.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By order of the Board of Directors,

/s/ John G. Houston, Ph.D.
John G. Houston, Ph.D.
President and Chief Executive Officer
New Haven, Connecticut
April 27, 2022

Arvinas, Inc.
Proxy Statement

Page

PROXY STATEMENT	1

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL NO. 1—ELECTION OF THREE CLASS I DIRECTORS	6

CORPORATE GOVERNANCE	12

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION	18

EXECUTIVE AND DIRECTOR COMPENSATION	19

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	45

REPORT OF THE AUDIT COMMITTEE	47

PRINCIPAL STOCKHOLDERS	48

TRANSACTIONS WITH RELATED PERSONS	51

STOCKHOLDER PROPOSALS	53

HOUSEHOLDING	54

OTHER MATTERS	55

ARVINAS, INC.
5 Science Park
395 Winchester Ave.
New Haven, CT 06511
203-535-1456
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
to be held June 16, 2022
This proxy statement and the enclosed proxy card contain information about the Annual Meeting of Stockholders of Arvinas, Inc., or the Annual Meeting, to be held on Thursday, June 16, 2022 at 8:30 a.m. Eastern time. The Annual Meeting will be held as a virtual meeting only, via live audio webcast. You will not be able to attend the Annual Meeting in person. The board of directors of Arvinas is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Arvinas,” “our,” “we” or “us” refers to Arvinas, Inc. and its wholly owned subsidiaries.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 16, 2022:
This proxy statement and our 2021 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or 2021 Annual Report, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Arvinas, Inc., 5 Science Park, 395 Winchester Ave., New Haven, CT 06511. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at http://www.sec.gov.
On or about April 27, 2022, we will mail a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our 2021 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purpose of the Annual Meeting
At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.Election of three Class I directors to our board of directors, each to serve until the 2025 annual meeting of stockholders;
2.Hold an advisory vote on executive compensation;
3.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
4.Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first three items noted above.
Board of Directors Recommendation
Our board of directors unanimously recommends that you vote:
FOR the election of the three nominees to serve as Class I directors on our board of directors for a three-year term;
FOR the approval, on an advisory basis, of the compensation paid to our named executive officers; and
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Why is the Company Holding a Virtual Annual Meeting?
Our Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. Stockholders will be able to attend the meeting online and submit questions by visiting www.virtualshareholdermeeting.com/ARVN2022. Stockholders will also be able to vote their shares electronically during the meeting.
What Happens if There Are Technical Difficulties during the Annual Meeting?
Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.
Availability of Proxy Materials
The Notice regarding our proxy materials, including this proxy statement and our 2021 Annual Report, is being mailed to stockholders on or about April 27, 2022. Our proxy materials are also available for viewing, printing and downloading on the Internet at http://www.proxyvote.com.
Who Can Vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date of April 19, 2022 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 19, 2022, there were 53,165,962 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. A complete list of registered stockholders will be available to stockholders of record during the Annual Meeting for examination at www.virtualshareholdermeeting.com/ARVN2022.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a “stockholder of record” of those shares. In this case, your Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on such Notice.
Beneficial Owners of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.
How to Vote
If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
•By Telephone. You may transmit your proxy voting instructions by calling 1-800-690-6903. You will need to have your Notice or proxy card in hand when you call.
•Via the Internet. You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed proxy card. You will need to have your Notice or proxy card in hand when you access the website.
•By Mail. If you received (or requested and received) a printed copy of the proxy materials, you may vote by proxy by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you.
•At the Virtual Annual Meeting. The meeting will be held entirely online. To participate in the meeting, you will need the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 8:30 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m. Eastern Time, and you should allow ample time to test your computer and for the check-in procedures.
Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m. Eastern time on June 15, 2022, the day before the Annual Meeting, and mailed proxy cards must be received by June 15, 2022, the day before the Annual Meeting, in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.
Ballot Measures Considered “Discretionary” and “Non-Discretionary”
If your shares are held in “street name,” your bank, broker or other nominee may under certain circumstances vote your shares even if you do not return voting instructions. Banks, brokers or other nominees are permitted to vote customers’ shares for which they have received no voting instructions on specified routine, or “discretionary,” matters, but they are not permitted to vote these shares on other non-routine, or “non-discretionary,” matters.
The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) are considered non-discretionary matters under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee cannot vote on this matter without voting instructions from you. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 (Proposal No. 3) is considered a discretionary matter under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee may exercise discretionary authority to vote on the matter in the absence of voting instructions from you.

If you do not instruct your bank, broker or other nominee how to vote with respect to the election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2), your bank, broker or other nominee may not vote with respect to these proposals and your shares will be counted as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank, broker or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.
Quorum
A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated by-laws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
For purposes of determining whether a quorum exists, we will count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented virtually during the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are “broker non-votes.”
Votes Required
To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1). For each of Proposal No. 2 (to approve, on an advisory basis, the compensation of our named executive officers) and Proposal No. 3 (to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022), the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting on such matter at the Annual Meeting is required for approval (meaning, the number of votes cast “for” each proposal must exceed the number of votes cast “against” each proposal).
Abstentions and broker non-votes will not be counted as votes cast or votes on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on any of the proposals.
Method of Counting Votes
Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast online at the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.
Revoking a Proxy; Changing Your Vote
If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting by:
•submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;
•voting online at the meeting, as described in the “How to Vote” section above; or
•filing a written revocation with our corporate secretary.
If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your account. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.
Your virtual attendance at the Annual Meeting will not automatically revoke your proxy, unless you vote online during the Annual Meeting.

Costs of Proxy Solicitation
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.
Voting Results
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF THREE CLASS I DIRECTORS
Our board of directors currently consists of ten members. In accordance with the terms of our restated certificate of incorporation and our amended and restated by-laws, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are Linda Bain, John Houston, Ph.D., and Laurie Smaldone Alsup, M.D., and their term expires at the Annual Meeting;
•the Class II directors are Leslie V. Norwalk, Liam Ratcliffe, M.D., Ph.D., and Timothy Shannon, M.D., and their term expires at the annual meeting of stockholders to be held in 2023; and
•the Class III directors are Wendy Dixon, Ph.D., Edward Kennedy, Jr., Bradley Margus, and Briggs Morrison, M.D., and their term expires at the annual meeting of stockholders to be held in 2024.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our restated certificate of incorporation and our amended and restated by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation and amended and restated by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
Our board of directors has nominated Linda Bain, John Houston, and Laurie Smaldone Alsup for election as Class I directors at the Annual Meeting. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.
Our corporate governance guidelines provide that nominees should represent a diverse array of personal and professional characteristics, including gender, racial or ethnic identity, sexual identity, international experience and/or expertise in a particular discipline or field. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.

Nominees for Election as Class I Directors
Biographical information, including principal occupation and business experience during the last five years, for our nominees for election as Class I directors at our Annual Meeting is set forth below.

Age

Linda Bain has served as a member of our board of directors since June 2020. Ms. Bain has been Chief Financial Officer of Codiak BioSciences, Inc., a biopharmaceutical company, since December 2015.  Previously, Ms. Bain served as Chief Financial Officer of Avalanche Biotechnologies, Inc., a gene therapy company, from April 2014 to November 2015, where she led a successful initial public offering, or IPO, and follow-on financing. Additionally, she served as Vice President of Finance, Business Operations at bluebird bio, Inc., a gene therapy biotechnology company, from October 2011 to March 2014, and as the Principal Accounting Officer from June 2013 to March 2014 where she led a successful IPO. Prior to bluebird bio, Ms. Bain held senior roles at Genzyme Corporation, a biotechnology company, and was Vice President of Finance, Global Manufacturing and Operations, and Vice President of Finance, Genzyme Genetics. Earlier in her career she held senior roles at Fidelity Investments, AstraZeneca, and Deloitte & Touche LLP. Ms. Bain currently serves on the board of directors of the publicly traded companies Autolus Therapeutics plc. and VBI Vaccines Inc. Ms. Bain is a Certified Public Accountant and earned a Bachelor of Science in Accounting and Business Administration and an Honors degree in Accounting and Business Administration from the University of the Free State, Bloemfontein, South Africa. We believe Ms. Bain is qualified to serve on our board due to her extensive executive leadership experience, knowledge of the life sciences industry, and her work with other public and private biopharmaceutical and biotechnology companies.
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John Houston, Ph.D. has served as a member of our board of directors and as our President and Chief Executive Officer since September 2017 and President of Research and Development since February 2017. Dr. Houston served as our Chief Scientific Officer from January 2017 to September 2017 and has functioned as our principal executive officer since February 2017. Prior to joining Arvinas, Dr. Houston served in positions of increasing responsibility at Bristol Myers Squibb Company, a biopharmaceutical company, most recently as Senior Vice President of Specialty Discovery and R&D Site Evolution, from September 2015 to August 2016, and as Senior Vice President Disease Sciences and Biologics from October 2010 to September 2015. Dr. Houston currently serves on the board of directors of the publicly-traded company NextCure, Inc. Dr. Houston holds a Ph.D. in microbial biochemistry from Heriot-Watt University, Edinburgh and a B.Sc. in medical microbiology from the University of Glasgow. We believe Dr. Houston is qualified to serve on our board due to his scientific and historical experience with us gained from serving as our President and Chief Executive Officer, combined with his previous scientific training and qualifications and the skills and experience he has developed during his extensive career in the life sciences industry.
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Laurie Smaldone Alsup, M.D. has served as a member of our board of directors since November 2019. Dr. Smaldone Alsup has served as Chief Scientific Officer and Chief Medical Officer for NDA Group, a regulatory and drug development consulting firm, since March 2016, when NDA Group merged with PharmApprove, LLC. Dr. Smaldone Alsup served as President and Chief Scientific Officer of PharmApprove, LLC, a regulatory communications consultancy firm and division of Taft and Partner, from August 2011 to March 2016. In addition, she served as Chief Executive Officer of Phytomedics, Inc., an early stage company focused on arthritis and inflammation, from 2008 to 2011. Prior to that, Dr. Smaldone Alsup spent over 20 years at Bristol Myers Squibb, a biopharmaceutical company, in roles of increasing responsibility in clinical development, regulatory strategy, and corporate risk management including Senior Vice President, Global Regulatory Science. Dr. Smaldone Alsup currently serves on the board of directors of the publicly-traded companies Blackberry Ltd., Kinnate Biopharma Inc. and Theravance Biopharma, Inc. and previously served as a member of the board of directors of the publicly-traded company Kalobios Pharmaceuticals, Inc. Dr. Smaldone Alsup holds an M.D. from the Yale School of Medicine and a B.A. in biology from Fordham College. We believe Dr. Smaldone Alsup is qualified to serve on our board due to her extensive regulatory and clinical experience in the life sciences industry, senior management experience in several companies in our industry and demonstrated leadership in her field.
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The board of directors recommends voting “FOR” the election of Linda Bain, John Houston, Ph.D., and Laurie Smaldone Alsup, M.D. as Class I directors, for a three-year term ending at the annual meeting of stockholders to be held in 2025.
Any properly submitted proxy will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our board of directors.
Directors Continuing in Office
Biographical information, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.
Class II Directors (Term Expires at 2023 Annual Meeting)

Age

Leslie V. Norwalk Esq. has served as a member of our board of directors since July 2019. Ms. Norwalk has served as strategic counsel to Epstein Becker & Green, P.C., a law firm with a focus on healthcare and life science, and two healthcare consulting agencies, EBG Advisors, Inc. and National Health Advisors, since September 2007. Additionally, since 2008, Ms. Norwalk has served as an advisor to several private equity firms. From 2006 to 2007, she was the acting administrator of the Centers for Medicare & Medicaid Services, where she managed the operations of federal health care programs, including Medicare and Medicaid. From 2002 to 2005, she was the agency's deputy administrator. Prior to that, Ms. Norwalk practiced law with Epstein Becker & Green, P.C., from 1996 to 2001. Ms. Norwalk also previously served in the George H.W. Bush Administration in the White House Office of Presidential Personnel and the Office of the US Trade Representative. Ms. Norwalk currently serves on the boards of directors of the publicly-traded companies ModivCare, Inc., Neurocrine Biosciences, Inc. and NuVasive, Inc. and previously served on the board of directors of the publicly-traded companies Centene Corporation, Endologix, Inc., Magellan Health, Inc. and Press Ganey Holdings, Inc. Ms. Norwalk holds a  J.D. from the George Mason University School of Law and a B.A. from Wellesley College. We believe Ms. Norwalk is qualified to serve on our board due to her knowledge of, and experience with, the healthcare industry and government regulations.
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Liam Ratcliffe, M.D., Ph.D. has served as a member of our board of directors since October 2015. Dr. Ratcliffe has been Head of Access Biotechnology, a privately held group, since April 2019. From September 2008 to March 2019, Dr. Ratcliffe was a Managing Director and Member of New Leaf Venture Partners LLC, a venture capital firm. Previously, Dr. Ratcliffe was Senior Vice President and Development Head for Neuroscience, as well as Worldwide Head of Clinical Research and Development at Pfizer, Inc., a biopharmaceutical company. Dr. Ratcliffe currently serves on the board of directors of the publicly-traded companies Eliem Therapeutics, Inc. and Passage Bio, Inc. and previously served on the board of directors of the publicly-traded companies Aptinyx, Inc., Array BioPharma Inc., Deciphera Pharmaceuticals, Inc., Edge Therapeutics, Inc. and Unum Therapeutics, Inc. Dr. Ratcliffe holds a Ph.D. in immunology and an M.D. from the University of Cape Town and an M.B.A. from the University of Michigan. We believe Dr. Ratcliffe is qualified to serve on our board due to his extensive experience in the venture capital industry, his medical and scientific background and training, and his service on the boards of directors of public and private biopharmaceutical companies.
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Timothy Shannon, M.D. has served as the Chairperson and a member of our board of directors since July 2013. Dr. Shannon has been a Non-Managing Member of Canaan Partners IX LLC, a Managing Member of Canaan Partners X LLC, a Managing Member of Canaan Partners XI LLC and a Managing Member of Canaan Partners XII LLC, entities affiliated with Canaan Partners, a venture capital firm, since November 2009. From November 2010 to September 2013, Dr. Shannon was the President and Chief Executive Officer of Aldea Pharmaceuticals, a biotechnology company. Dr. Shannon was also Chief Executive Officer of Curagen Corporation from 2007 to 2009 and Chief Medical Officer at Curagen from 2002 to 2007. From 1992 to 2002, Dr. Shannon served in various senior research and development roles at Bayer Healthcare, including Senior Vice President of Worldwide Clinical Development. Dr. Shannon currently serves on the boards of directors of the publicly-traded companies Ideaya Biosciences, Inc. and RallyBio Holdings and he previously served as a member of the boards of directors of the publicly-traded companies Curagen Corporation, Celldex Therapeutics, Inc., CytomX Therapeutics, Inc. and Nextcure, Inc. Dr. Shannon holds an M.D. from the University of Connecticut and a B.A. in chemistry from Amherst College. Dr. Shannon also served as our interim Chief Executive Officer from July 2013 to December 2014 during which period he was not entitled to severance pay, long-term health and pension benefits or other such standard provisions typically contained in contracts of permanent, non-temporary executives. We believe Dr. Shannon is qualified to serve on our board due to his extensive experience in the venture capital industry, his executive leadership experience, his medical background and training, and his service on the boards of other public and private biopharmaceutical companies.
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Class III Directors (Term Expires at 2024 Annual Meeting)

Age

Wendy Dixon, Ph.D. has served as a member of our board since June 2020. Dr. Dixon has been the principal of Great Meadow Consultancy, a life sciences consultancy firm, since July 2009. Dr. Dixon has also been a member of the Industry Advisory Board of Longitude Capital, a venture capital firm, since March 2015. From November 2010 to January 2012, she was a senior advisor to The Monitor Group, now Monitor Deloitte, the global strategy consulting practice of Deloitte Consulting LLP. Dr. Dixon was Chief Marketing Officer and President, Global Marketing for Bristol Myers Squibb, a biopharmaceutical company, and served on its Executive Committee from 2001 to 2009. She was Senior Vice President, Marketing at Merck & Co., a pharmaceutical company, from 1996 to 2001 and, prior to that, held executive management positions at West Pharmaceuticals, Osteotech and Centocor and various positions in marketing, regulatory affairs, project management and as a biochemist at SmithKline and French Pharmaceuticals Co.(now GlaxoSmithKline). Dr. Dixon currently serves on the board of directors of the publicly-traded companies Alkermes plc, Black Diamond Therapeutics, Inc. and Incyte Corporation, and previously served as a member of the board of directors of the publicly-traded companies Ardea Biosciences, Inc., bluebird bio, Inc., Dentsply International, Inc., Furiex Pharmaceuticals, Inc., Orexigen Therapeutics, Inc., Sesen Bio, Inc. and Voyager Therapeutics, Inc. Dr. Dixon received her B.Sc., M.Sc. and Ph.D. from the University of Cambridge, UK. We believe that Dr. Dixon is qualified to serve on our board due to her extensive experience in the pharmaceutical and biotechnology industries, combining a technical background with experience in drug development, regulatory affairs and marketing. Dr. Dixon’s service on other company boards of directors provides experience relevant to good corporate governance practices.
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Edward Kennedy, Jr. has served as a member of our board of directors since July 2018. Mr. Kennedy has been a Partner and Member of the Health Care and Life Sciences practice of Epstein Becker & Green, P.C., a law firm with a focus on healthcare and life science, since January 2014. He counsels healthcare companies on the legal, reimbursement, coding and coverage issues facing providers, payers and the life sciences industry. Previously, Mr. Kennedy served as the Co-Founder and President of Marwood Group, a healthcare focused strategic advisory and financial services firm, from January 2001 to December 2013. Mr. Kennedy serves as Board Chair of the American Association of People with Disabilities. He also served as a State Senator in the Connecticut General Assembly from January 2015 to January 2019. Mr. Kennedy currently serves on the board of directors of the publicly-traded company InnovAge Holding Corp. Mr. Kennedy holds a J.D. from the University of Connecticut School of Law, an M.E.S. from the Yale School of Forestry and Environmental Studies and a B.A. from Wesleyan University. We believe Mr. Kennedy is qualified to serve on our board due to his extensive experience as a policymaker, legislator and healthcare attorney, as well as his service on boards of private companies in the healthcare space.
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Bradley Margus has served as a member of our board of directors since November 2013. Mr. Margus co-founded Cerevance, Inc., a clinical-stage drug development company, and served as its Chief Executive Officer from October 2016 to April 2022 and has served as its Executive Chairman of its board of directors since April 2022. Mr. Margus also served as the Chief Executive Officer of Genome Bridge, a non-profit subsidiary of the Broad Institute of Massachusetts Institute of Technology and Harvard University, from January 2013 to June 2015 and as a co-founder and the Chief Executive Officer of Envoy Therapeutics from October 2009 to November 2012, when it was acquired by Takeda Pharmaceuticals. Mr. Margus holds an M.B.A. from Harvard University and a B.A. in government and business from George Washington University. We believe Mr. Margus is qualified to serve on our board due to his extensive executive leadership experience and his knowledge of the life sciences industry.
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Briggs Morrison, M.D. has served as a member of our board of directors since June 2018. Prior to joining our board of directors, Dr. Morrison was a member of our Scientific Advisory Board from August 2016 to June 2018. Dr. Morrison has served as President, Head of Research and Development of Syndax Pharmaceuticals Inc., a publicly-traded biopharmaceutical company, since February 2022 and previously served as Chief Executive Officer of Syndax Pharmaceuticals Inc. Dr. Morrison has also served as Executive Partner at MPM Capital, Inc. since June 2015. Previously, Dr. Morrison was the Chief Medical Officer and Head of Global Medicines Development at AstraZeneca, a biopharmaceutical company, from January 2012 to June 2015. Dr. Morrison currently serves on the board of directors of the publicly-traded company Repare Therapeutics Inc., Syndax Pharmaceuticals Inc., and Werewolf Therapeutics Inc. and previously served on the board of directors of the publicly-traded companies Codiak Biosciences, Inc., NextCure, Inc., and Oncorus, Inc. Dr. Morrison holds an M.D. from the University of Connecticut Medical School and a B.S. in biology from Georgetown University. He completed residency training in Internal Medicine at the Massachusetts General Hospital and a fellowship in Medical Oncology at the Dana-Farber Cancer Institute. We believe Dr. Morrison is qualified to serve on our board due to his extensive executive leadership experience, his medical background and training, and his service on the boards of other public and private biopharmaceutical and biotechnology companies.
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There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries. Phytomedics, Inc., where Dr. Smaldone Alsup served as chief executive officer, filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code in May 2011.

Board Diversity Matrix

Board Diversity Matrix (As of April 27, 2022)
Total Number of Directors:	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1
Executive Officers Who Are Not Directors
Biographical information for our executive officers who are not directors is listed below.

Age

Sean Cassidy has served as our Chief Financial Officer since July 2013. Prior to joining Arvinas, Mr. Cassidy served as the Chief Financial Officer of Axerion Therapeutics, Inc., a biotechnology company, from June 2010 to June 2013. He was also the Chief Financial Officer of Curagen Corporation, a biopharmaceutical company, from January 2008 to December 2009. Mr. Cassidy is a certified public accountant and began his career at Deloitte & Touche LLP. Mr. Cassidy holds an M.B.A. and a B.S. in Accounting from the University of Connecticut.	52

Ronald Peck, M.D. has served as our Chief Medical Officer since July 2019.  Prior joining Arvinas, Dr. Peck served as Senior Vice President, Clinical Research at Tesaro, Inc., a biopharmaceutical company, from April 2017 to July 2019. He was also Chief Medical Officer of Kolltan Pharmaceuticals, Inc., a biopharmaceutical company, from August 2015 to December 2016. Dr. Peck served as Vice President, Yervoy Global Development Lead at Bristol Myers Squibb, a biopharmaceutical company, from December 2011 to May 2015. Dr. Peck holds an M.D. from Thomas Jefferson University Medical College and a B.S. in chemistry from Georgetown University.
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Ian Taylor, Ph.D. has served as our Chief Scientific Officer since March 2019. Dr. Taylor served as our Senior Vice President, Biology from January 2018 to March 2019, Vice President, Biology from August 2016 through December 2017, and Vice President, Pharmacology and Translational Medicine from June 2016 to July 2016. Immediately prior to joining Arvinas, Dr. Taylor served as Senior Director, Early Development Team Leader at Pfizer Inc., a biopharmaceutical company, from February 2007 to May 2016. Dr. Taylor holds a Ph.D. in molecular biology and genetics from Harvard University and a B.A. in Biochemistry from Bowdoin College.
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CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
•Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
•Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.
•The value of diversity on our board of directors is considered. Nominees should represent a diverse array of personal and professional characteristics, including gender, racial or ethnic identity, sexual identity, international experience and/or expertise in a particular discipline or field. Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
The nominating and corporate governance committee may use a third party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate. In any formal broad search for director candidates, the nominating and corporate governance committee shall be expected to include, and shall direct any search firm engaged for such purpose to include, women and racially/ethnically diverse candidates in the initial pool from which candidates are selected.
At the Annual Meeting, stockholders will be asked to consider the election of Ms. Bain and Dr. Smaldone Alsup who have each been nominated for election as a director for the first time. Ms. Bain was appointed to the board in 2020 and Dr. Smaldone Alsup was appointed to the board in 2019. They were each initially recommended by the nominating and corporate governance committee.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated by-laws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.
Director Independence
Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to comprised independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates. In March 2022, our board of directors undertook a review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Messrs. Kennedy and Margus, Mss. Bain and Norwalk and Drs. Dixon, Morrison, Ratcliffe, Shannon and Smaldone Alsup is an “independent director” as defined under Nasdaq Listing Rules. Dr. Houston is not an independent director under these rules because he is our President and Chief Executive Officer. Our board of directors has also determined that Ms. Bain, Mr. Margus and Ms. Norwalk, who comprise our audit committee, and Drs. Shannon, Ratcliffe, and Smaldone Alsup, who comprise our compensation committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Committees
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and the nominating and corporate governance committee is posted on the corporate governance section of the “Investors + Media” section on our website, which is located at http://www.arvinas.com.
Audit Committee
The members of our audit committee are Linda Bain, Bradley Margus and Leslie Norwalk. Ms. Bain is the chair of our audit committee. Our board of directors has determined that each of Ms. Bain, Mr. Margus and Ms. Norwalk is independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors has determined that each of Ms. Bain and Mr. Margus is an “audit committee financial expert” as defined in applicable SEC rules. Our board of directors believes that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. The audit committee met eight times during the year ended December 31, 2021, including telephonic and videoconference meetings.

Our audit committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•overseeing our internal audit function, if any;
•overseeing our risk assessment and risk management policies;
•establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions; and
•preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.
All audit services to be provided to us and all non-audit services to be provided to us by our registered public accounting firm must be approved in advance by our audit committee.
Compensation Committee
The members of our compensation committee are Liam Ratcliffe, M.D., Ph.D., Timothy Shannon, M.D. and Laurie Smaldone Alsup, M.D. Dr. Shannon is the chair of our compensation committee. Our board of directors has determined that each of Drs. Ratcliffe, Shannon and Smaldone Alsup is independent within the meaning of Rule 10C-1 under the Exchange Act. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee met five times during the year ended December 31, 2021, including telephonic and videoconference meetings.
Our compensation committee’s responsibilities include:
•reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•overseeing an evaluation of our senior executives;
•overseeing and administering our cash and equity incentive plans;
•reviewing and making recommendations to our board of directors with respect to director compensation;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure; and
•preparing the compensation committee report if and to the extent then required by SEC rules.
The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the compensation committee regarding the compensation for such officer or any immediate family member of such officer. The charter of the compensation committee grants the compensation committee full access to all of our books, records, facilities, and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants, and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee may, in its sole discretion, retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
The compensation committee engaged Aon’s Human Capital Solutions Practice (formerly Radford) as its compensation consultant during 2021. Our compensation committee considered the relationship that Aon has with us, the members of our board of directors and our executive officers. Based on the committee’s evaluation, the compensation committee has determined that no conflicts of interest exist between the company and Aon.
Aon assisted the committee in conducting a competitive compensation assessment for our executive officers for the fiscal year ended December 31, 2021. In evaluating the total compensation of our executive officers, the compensation committee, with the assistance of Aon, established a peer group of 20 publicly traded companies in the biopharmaceutical industry that comprised companies whose market capitalization, number of employees, maturity of product development pipeline and area of therapeutic focus are similar to ours.
Aon also supplemented the peer group information with published survey data, which provided a broader market representation of companies and deeper position reporting.
Historically, our compensation committee reviews all compensation components including base salary, bonus, benefits, equity incentives and other perquisites, as well as severance arrangements, change-in-control benefits and other forms of executive officer compensation and provides a recommendation on the compensation of our Chief Executive Officer to our board of directors. In addition, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The compensation committee also makes recommendations to our board of directors regarding the compensation of non-employee directors and has the authority to administer our equity-based plans.
Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. Pursuant to our 2018 Stock Incentive Plan, or our 2018 Plan, the compensation committee has delegated to our Chief Executive Officer the authority to approve grants of stock options to new hire employees up to the level of Vice President, subject to certain limitations for each level of employment and an annual aggregate maximum amount of awards that can be granted pursuant to such delegated authority.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Wendy Dixon, Ph.D., Edward Kennedy, Jr. and Briggs Morrison, M.D. Dr. Morrison is the chair of our nominating and corporate governance committee. The nominating and corporate governance committee met four times during the year ended December 31, 2021, including telephonic and videoconference meetings.
Our nominating and corporate governance committee’s responsibilities include:
•identifying individuals qualified to become members of our board of directors;
•recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•reviewing and making recommendations to our board with respect to our board leadership structure;
•reviewing and making recommendations to our board with respect to management succession planning;
•developing and recommending to our board of directors corporate governance principles; and
•overseeing an annual evaluation of our board of directors.

Compensation Committee Interlocks
During 2021, the members of our compensation committee were Liam Ratcliffe, M.D., Ph.D., Timothy Shannon, M.D. and Laurie Smaldone Alsup, M.D.  None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee.  None of the members of our compensation committee is currently an officer or employee of our company.  Dr. Shannon previously served as our interim Chief Executive Officer from July 2013 to December 2014.
Board and Committee Meetings Attendance
The full board of directors met ten times during 2021. During 2021, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage all of our directors to attend. All of our directors attended our 2021 annual meeting of stockholders.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted under the heading “Corporate Governance” on the Investors + Media section of our website, which is located at http://www.arvinas.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:
•our board’s principal responsibility is to oversee the management of our company;
•except as required by Nasdaq rules, a majority of the members of our board must be independent directors;
•the independent directors meet in executive session at least twice a year;
•directors have full and free access to management and, as necessary, independent advisors; and
•our nominating and corporate governance committee will oversee annual self-evaluations of the board to determine whether it and its committees are functioning effectively.
A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investors + Media section of our website, which is located at http://www.arvinas.com.
Board Leadership Structure and Board’s Role in Risk Oversight
Our corporate governance guidelines provide that the roles of chairperson of the board and chief executive officer may be separated or combined. Our board of directors has considered its leadership structure and determined that, at this time, the roles of chairperson of the board of directors and chief executive officer should be separate. Separating the chairperson and the chief executive officer positions allows our Chief Executive Officer, Dr. Houston, to focus on running the business, while allowing our chairperson of the board of directors, Dr. Shannon, to lead our board in its fundamental role of providing advice to and oversight of management. As our board of directors has determined that each of our directors other than Dr. Houston is independent, our board of directors believes that the independent directors provide effective oversight of management. Our board of directors believes that its leadership structure is appropriate because it strikes an effective balance between strategic development and independent leadership and management oversight in the board process.
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our 2021 Annual Report. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.
Communication with Our Directors
Any interested party with concerns about our company may report such concerns to the board of directors or the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:
c/o Arvinas, Inc.
5 Science Park
395 Winchester Ave.
New Haven, CT 06511
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairperson of the board (if one is appointed and is an independent director), the lead director (if one is appointed) or otherwise the chairperson of the nominating and corporate governance committee, subject to the advice and assistance of counsel, consider to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in our common stock and other securities with the Securities Exchange Commission. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that during the fiscal year ended December 31, 2021, our directors, executive officers, and greater than 10% stockholders complied with all applicable filing requirements under Section 16(a) of the Exchange Act, with the exception of (i) a Form 3/A filed by Wendy Dixon, a director, to report ownership of shares of common stock that were inadvertently omitted from her original Form 3 and (ii) four Form 4s filed by Timothy Shannon, a director, to report, in each case, sales of common stock in multiple transactions over two to three days by Canaan IX L.P., of which he is a non-managing member of Canaan IX L.P.’s general partner, which Form 4s were not timely filed due to an administrative error.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executive officers named in the “2021 Summary Compensation Table” under “Executive and Director Compensation,” who we refer to as our “named executive officers,” as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by Section 14A to the Exchange Act.
Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of key strategic and business goals. The programs are designed to align the interests of our executives with those of our stockholders and consist of a combination of base salary, annual cash bonus, long-term equity incentive compensation and other employee benefits generally available to our employees.
The “Executive and Director Compensation” section of this proxy statement beginning on page 19, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the compensation committee and our board of directors with respect to the year ended December 31, 2021.
As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. Our board of directors believes this link between compensation and the achievement of our key strategic and business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.
Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the company or our board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or our board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or our board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. Our board of directors has adopted a policy of providing annual advisory votes to approve the compensation of our named executive officers. The next advisory vote to approve the compensation of our named executive officers will occur at our 2023 annual meeting of stockholders.
The board of directors recommends voting “FOR” Proposal No. 2 to approve our executive compensation.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
This section discusses the material elements of our executive compensation policies and decisions for our executive officers named in the “2021 Summary Compensation Table” below, referred to herein as our “named executive officers,” and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.
Executive Summary
Overview
Historically, our executive compensation program has reflected our growth and corporate goals. To date, the compensation of our named executive officers has consisted of a combination of base salary, annual cash bonus, long-term equity incentive compensation, and other employee benefits generally available to our employees. Our named executive officers are also entitled to certain compensation and benefits upon certain terminations of employment pursuant to their employment agreements as described below.
Our named executive officers for the year ended December 31, 2021 are as follows:
•John Houston, President and Chief Executive Officer;
•Sean Cassidy, Chief Financial Officer;
•Ronald Peck, Chief Medical Officer; and
•Ian Taylor, Chief Scientific Officer.
We note that because we only had four executive officers during our fiscal year ended December 31, 2021, we only had four named executive officers.

Say-on-Pay Vote Results
At our 2021 annual meeting of stockholders, we conducted a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Over 97% of the votes cast by stockholders on this proposal, excluding broker non-votes and abstaining votes, were cast in support of the compensation paid to our named executive officers. While this vote is a non-binding advisory vote, our compensation committee and board take the voting results into account in determining the compensation of our named executive officers. The compensation committee considers the stockholder vote as one factor in determining the appropriate level of compensation for the executive officers. Given the strong level of support evidenced by last year’s say-on-pay vote, among other factors, our Compensation Committee decided to maintain our general approach to executive compensation and made no significant changes to our executive compensation program this year.
Our compensation committee and board will continue to consider stockholder input and monitor our executive compensation program to ensure it aligns the interests of our named executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future votes. Consistent with the recommendation of our board and the preference of our stockholders as reflected in the non-binding advisory vote on the frequency of future “say-on-pay” votes conducted at our 2021 annual meeting of stockholders, our stockholders will have an opportunity annually to cast an advisory vote in connection with compensation for our named executive officers.
Our Company
We are a clinical-stage biopharmaceutical company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases through the discovery, development, and commercialization of therapies that degrade disease-causing proteins. We use our proprietary PROTAC® Discovery Engine platform to engineer proteolysis targeting chimeras, or PROTAC® targeted protein degraders, that are designed to harness the body’s own natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. In addition to our robust preclinical pipeline of PROTAC® protein degraders against validated and “undruggable” targets, we have two clinical-stage programs: ARV-110, now named bavdegalutamide, for the treatment of men with metastatic castrate-resistant prostate cancer; and ARV-471 for the treatment of patients with locally advanced or metastatic ER+/HER2- breast cancer.

Key Compensation Decisions and Action Regarding 2021 Executive Compensation
Our board of directors and compensation committee made several key compensation decisions regarding the 2021 compensation of our executives taking into account our compensation philosophy and objectives, the needs and performance of our company, individual performance, and other factors such as market data and industry best practices.
•Base Salary Adjustments. The board of directors, upon recommendation by the compensation committee, reviewed and approved the base salary of our Chief Executive Officer and the compensation committee reviewed and approved the base salaries of our other named executive officers in early 2021. Our Chief Executive Officer and each of our other named executive officers received annual merit-based salary adjustments reflecting their performance and contributions and to maintain reasonable positioning relative to our peer companies.
•Annual Cash Bonus. In February 2021, the board of directors, upon recommendation by the compensation committee, approved corporate goals, consisting of three corporate goals, each with its own weighting to reflect their importance to our business. These three goals related to clinical stage development, preclinical pipeline development, strategic and financial measures. In February 2022, the board of directors reviewed our achievements against our 2021 corporate goals and approved achievement of 135% of our 2021 corporate goals. The annual cash bonuses paid to our named executive officers in early 2022 for 2021 performance were based entirely on the achievement of these corporate performance goals.
•Long-Term Incentives. In early 2021, the board of directors, upon recommendation by the compensation committee, approved annual grants of stock options under the 2018 Plan to our Chief Executive Officer, and the compensation committee approved grants of stock options under the 2018 Plan to our other named executive officers.
Compensation Design
Compensation Philosophy and Objectives
The goal of our named executive officer compensation policies and programs is to pay for performance. Within this overarching principle, there are a number of key objectives that our policies and programs are designed to achieve:
•Attract and retain individuals with superior ability, technical, and managerial experience;
•Align the executives’ interests with those of our stockholders through long-term incentives linked to specific performance; and
•Provide market competitive compensation to attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the company.
Alignment with Company Strategy
Our named executive officer compensation policies and programs reinforce our pay-for-performance philosophy. While fixed compensation, such as base salary and benefits, are primarily designed to be competitive in the biopharmaceutical marketplace for employees, a substantial portion of our named executive officers’ compensation is linked to achieving scientific, business, organizational and operational goals.
We provide a significant portion of our executive compensation in the form of long-term incentives (stock options) that vest over time. These equity awards are a key aspect of our pay-for-performance philosophy and serve to align the interests of our named executive officers with our stockholders, as they are tied to future increases in the value of our stock. Further, we believe that equity awards with a time-based vesting feature promote retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. The annual cash bonuses paid to our named executive officers are based entirely on corporate performance goals established by the board of directors. Our executives make strategic decisions that influence the company, and we believe it is appropriate to reward performance against corporate performance goals in that case, in-line with our pay-for-performance philosophy.

The total target compensation (base salary, target annual cash bonuses and equity incentive awards) for our Chief Executive Officer and our other named executive officers in 2021 was primarily performance-based, as shown in the charts below:

The compensation committee uses a comparative framework to assess the named executive officers’ total compensation mix, but does not have a pre-established policy for allocating total compensation. Rather, based on blended peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance, and internal parity relative to similar positions within the company, the compensation committee subjectively determines the appropriate level and mix of total compensation, keeping in mind our pay-for-performance compensation philosophy. We believe that this approach results in compensation that:
•is at an appropriate level to attract and retain individuals with superior ability, technical, and managerial experience;
•provides the appropriate incentives to our executives to make significant contributions to the long-term success of the company, while avoiding incentives for inappropriate risk-taking; and
•is fair and competitive without being excessive.

Elements of Executive Compensation
The primary elements of our executive compensation program are:

Element	Purpose	Key Features and Timing
Base Salary (fixed cash)	Provide competitive, fixed compensation to attract and retain top executive talent
• Cash-based
• Initial base salaries are set at the time of hire, and adjustments to base salaries are considered in conjunction with changes in job responsibilities or annually as part of our merit increase process

Annual Cash Bonus (at-risk cash)	Performance-contingent compensation to motivate and reward individual for attaining rigorous corporate performance goals that relate to our key business objectives	• Cash-based • Based on corporate and individual performance • Generally measured and paid out on an annual basis, typically annually following the close of the previous fiscal year

Long-term Incentives (at-risk equity)	Variable incentive compensation to promote performance, support retention, and create stockholder alignment
• Equity-based
• Granted in time-based stock options
• Based on blended peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance, and internal parity relative to similar positions within the company
• Generally granted at the time of hire, and annually following the close of the previous fiscal year

2021 Compensation Decisions and Outcomes
Role of our Compensation Committee and Executive Officers
Our compensation committee, comprised entirely of independent directors, is responsible for overseeing our compensation philosophy and operates under a written charter. Among other things, the role of our compensation committee is to seek to ensure that compensation decisions represent sound fiscal policy and enable us to attract and motivate qualified personnel, review and approve the compensation of executives other than our Chief Executive Officer, and recommend to the board of directors the compensation of the Chief Executive Officer and the board of directors. As necessary, and if deemed appropriate by our compensation committee, the compensation committee may also make recommendations to the full board of directors for approval of certain compensation decisions relating to our named executive officers. The board of directors retains authority to approve the compensation of our Chief Executive Officer, upon recommendation by the compensation committee.
In making its executive compensation determinations, our compensation committee and, if applicable, the full board of directors, considers recommendations from our Chief Executive Officer for our named executive officers (other than himself). In making his recommendations, our Chief Executive Officer has access to various third-party compensation surveys and compensation data provided by our compensation committee’s compensation consultant, as described below. While our Chief Executive Officer discusses his recommendations for the other named executive officers with our compensation committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by our compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in compensation committee meetings. No named executive officer is present during voting or deliberations on his own compensation.

Role of our Compensation Consultant
As a part of reviewing, recommending and determining (as applicable) compensation for our named executive officers, the compensation committee has engaged Aon’s Human Capital Solutions Practice (formerly Radford) as an independent compensation consultant. Aon provides analysis and recommendations to the compensation committee regarding:
•trends and emerging topics with respect to executive compensation;
•peer group selection for executive compensation benchmarking;
•compensation practices of our peer group;
•compensation programs for executives, directors and all of our employees; and
•stock utilization and related metrics.
When requested, Aon consultants attend meetings of the compensation committee, including executive sessions in which executive compensation issues are discussed. Aon is engaged by the compensation committee and meets with management for purposes of gathering information for its analyses and recommendations.
In determining to engage Aon, the compensation committee reviewed the independence of Aon taking into consideration relevant factors, including the absence of other services provided to the company by Aon, the amount of fees the company paid to Aon as a percentage of Aon’s total revenue, the policies and procedures of Aon that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Aon with an executive officer of the company, any business or personal relationship the individual compensation advisors employed by Aon have with any member of the compensation committee, and any stock of the company owned by Aon or the individual compensation advisors employed by Aon. The compensation committee has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Aon and the individual compensation advisors employed by Aon as compensation consultants to the compensation committee has not created any conflicts of interest, and that Aon is independent pursuant to the independence standards set forth in The Nasdaq Global Market listing standards promulgated pursuant to Section 10C of the Exchange Act.
Executive Compensation Process
The compensation committee compares our executive compensation against a peer group to determine market trends and competitiveness. On an annual basis, the compensation committee reviews the companies in our peer group, as well as Aon’s recommendations regarding which companies should be included in the peer group. The compensation committee may also adjust the peer group to ensure it properly reflects the market in which we compete for executive talent.
For purposes of compensation for 2021, in September 2020, the compensation committee retained Aon to evaluate our executive compensation program and recommend a course of action for 2021. In determining the 2021 base salaries, annual cash bonuses and long-term incentives for our named executive officers, our compensation committee relied on the following peer group, or the 2021 Peer Group:

Adverum Biotechnologies	Intellia Therapeutics	Voyager Therapeutics
Arcus Biosciences	Kura Oncology	Wave Life Sciences
CytomX Therapeutics	MeiraGTx	Xencor*
Denali Pharmaceuticals	Molecular Templates	Zymeworks
Dicerna Pharmaceuticals	REGENXBIO
Epizyme	Rubius Therapeutics
Fate Therapeutics	Syros Pharmaceuticals
Homology Medicines	Turning Point Therapeutics*
* New to the 2021 Peer Group

Aon focused on developing a peer group that:
•comprised companies operating in the biotechnology and pharmaceutical industries;
•captured comparable companies in terms of market capitalization, revenue, employee size and stage of development; and
•allowed for sufficient room for the company to grow.
The 2021 Peer Group was oriented around pre-commercial biotechnology companies in a comparable range to our market capitalization and headcount.  Specifically, the 2021 Peer Group represents a group of pre-commercial biotechnology companies with a median market capitalization of $1,240.6 million and a median of 182 employees.  Turning Point Therapeutics and Xencor were added to the 2021 Peer Group whereas Accerleron Pharmaceuticals, Audentes Therapeutics, Pieris Pharmaceuticals and Ra Pharmaceuticals were each removed as their market capitalization, employee size and/or stage of development, as applicable, fell outside our targeted range, or due to acquisition, as applicable.
Based on the 2021 Peer Group, Aon prepared an assessment that included pay levels and compensation practices from public SEC filings. Aon supplemented the 2021 Peer Group proxy information with data from the Radford Global Life Sciences Survey, comprising 79 companies with a median headcount of 203 and a median market capitalization of $1.1 billion, which provides a broader market representation of companies and deeper position reporting. To arrive at competitive market compensation, market data collected from the peer group and the Radford Global Life Sciences Survey was blended equally to form a composite assessment.
In analyzing and setting our executive compensation program for 2021, the board of directors and the compensation committee, as applicable, compared certain aspects of our named executive officers’ compensation to the compensation levels included in this composite assessment. Based on the results of the assessment, the board of directors and the compensation committee, as applicable, determined that compensation levels for our named executive officers in 2021 generally reflected market competitive ranges.
Base Salaries
The base salary for our Chief Executive Officer is determined annually by the board of directors, upon recommendation by the compensation committee. Base salaries for our named executive officers other than our Chief Executive Officer are recommended by our Chief Executive Officer to the compensation committee for approval. Each such determination is based on the scope of each officer’s responsibilities along with his respective experience and contributions to the company during the prior year. When reviewing base salaries, the board of directors and compensation committee, as applicable, takes factors into account such as blended peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance, and internal parity relative to similar positions within the company, but does not assign any specific weighting to any factor.
The following table presents the base salaries for each of our named executive officers for the years 2020 and 2021, as approved by the board of directors and compensation committee, as applicable. The 2020 base salaries became effective on January 1, 2020. The 2021 base salaries became effective on January 1, 2021.

Named Executive Officer	2020 Annualized Salary ($)	January 2021 % of Base Salary	Adjustment Amount ($)	2021 Annualized Salary ($)	Nature of Increase
John Houston	564,300	3.50	19,751	584,051	Merit increase
Sean Cassidy	375,000	8.83	33,126	408,126	Merit increase and market adjustment
Ronald Peck	418,000	4.22	17,630	435,630	Merit increase and market adjustment
Ian Taylor	400,000	5.00	20,000	420,000	Merit increase and market adjustment

Annual Cash Bonuses
Under our annual cash incentive program, cash incentive awards are determined by multiplying the target cash incentive award for each executive officer by a corporate performance factor established by our compensation committee based on our performance as measured against our corporate goals. In addition, our Chief Executive Officer and compensation committee have the discretion to adjust the size of individual awards upward or downward based on individual performance. The compensation committee sets the target cash incentive award opportunity at the beginning of the year, based primarily on data provided by Aon.
During the last quarter of each year, our senior management team evaluates our company performance and each executive officer’s individual contribution to our corporate performance, and, as applicable, such officer’s achievement of individual objectives for that year. Based on this evaluation, our Chief Executive Officer recommends to our compensation committee any cash awards under our annual cash incentive program. Our compensation committee then carefully reviews overall corporate performance and evaluates each individual executive officer’s contributions to our corporate performance.
In February 2022, our compensation committee met with our Chief Executive Officer as part of its annual compensation review and discussed our corporate performance in 2021, the individual performance of our officers and the Chief Executive Officer’s recommendations for cash incentive awards for each of our executive officers other than the Chief Executive Officer. As part of its evaluation of our corporate performance, the committee noted various performance outcomes during 2021 and that we made significant progress on our clinical development and business goals:

Goal	Allocation (%)	Actual Level of Achievement (%)
Bavdegalutamide, ARV-471 and ARV-766 Development	65	104
•Robust external data releases
Preclinical Pipeline	25	50
• Clinical candidate nomination and target degradation progress
Financial & Business Development	10	100
• Financing execution
Based on our overall performance during 2021 against these goals, and after taking into consideration the additional far-reaching impact of our global collaboration with Pfizer Inc. for ARV-471, which was announced and closed in 2021, on our strategy, clinical development and financial position, our compensation committee determined that our corporate goals had been achieved at a level of 135% for purposes of calculating annual bonuses by 2021.

Name	2021 Target %	2021 Target $	Actual Bonus for 2021 $	Ratio %
John Houston, Ph.D.	60	350,431	473,100	135
Sean Cassidy	45	183,657	248,000	135
Ronald Peck, M.D.	45	196,034	264,700	135
Ian Taylor, Ph.D.	45	189,000	255,200	135

Long-term Incentives
Our equity awards program is designed to:
•reward demonstrated leadership and performance;
•align our executive officers’ interests with those of our stockholders;
•retain our executive officers through the term of the awards;
•maintain competitive levels of executive compensation; and
•motivate our executive officers for outstanding future performance.

The market for qualified and talented executives in the biopharmaceutical industry is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.
Historically, our equity awards have generally taken the form of stock options. We typically make equity award grants to each of our executive officers upon commencement of employment, annually in conjunction with our review of executive compensation, in connection with a promotion, or as a special incentive.
All equity awards to our executive officers are approved by our compensation committee and, other than equity awards to new hires, are typically granted by our compensation committee in the first quarter of the year. The size of equity awards varies among our executive officers based on their positions and annual performance assessments. All stock options granted to our executive officers have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not realize any value from his options unless our share price increases above the exercise price on the date of grant. Accordingly, this portion of our executive officers’ compensation is at risk and is directly aligned with stockholder value creation.
In addition, equity grants to our executive officers typically vest over four years, which we believe provides an incentive to our executives to add value over the long-term and to remain with our company. Typically, the stock options we grant to our executives have a ten-year term and vest as to 25% of the shares on the first anniversary of their grant date and then in equal monthly installments thereafter until the fourth anniversary of such date. Vesting of option grants to employees ceases upon termination of employment and exercise rights typically cease three months following termination of employment, except in the case of death or disability, for grants made under our 2018 Stock Incentive Plan, or our 2018 Plan. Prior to the exercise of an option, the stock option holder does not have any rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents. The compensation committee may approve different award types in the future as part of the overall compensation strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the compensation committee’s assessment of the total compensation package being offered.
In connection with the annual review of each executive officer’s individual performance and consistent with our compensation philosophy, in February 2021, our compensation committee approved annual equity incentive awards for our named executive officers. The annual equity incentive awards granted to our named executive officers are set forth in the table below:

Named Executive Officer	Stock Options
John Houston, Ph.D.	219,500
Sean Cassidy	68,000
Ronald Peck, M.D.	68,000
Ian Taylor, Ph.D.	68,000
Other Benefits
Other compensation to our executives consists primarily of the broad-based benefits we provide to all full-time employees in the United States, including medical, dental and vision insurance, health spending accounts, short and long-term disability, accidental death and dismemberment, and life insurance, an employee stock purchase plan and a 401(k) plan. Pursuant to our 2018 employee stock purchase plan, or 2018 ESPP, employees, including our named executive officers, would have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions.  The 2018 ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of the 2018 ESPP is to encourage our employees, including our named executive officers, to become our stockholders and better align their interests with those of our other stockholders. We make discretionary matching contributions and other employer contributions on behalf of eligible employees under our 401(k) plan. For fiscal year 2021, we matched a portion of eligible employee contributions equal to 100% of the first 4% of eligible contributions pursuant to our 401(k) plan’s matching formula.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make him more efficient and effective, and for recruitment and retention purposes. None of our named executive officers received perquisites or other personal benefits with an aggregate value of $10,000 or more in 2021. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee.
Tax and Accounting Considerations
While our compensation committee generally considers the tax and accounting implications of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2021.
Compensation Practices and Risk
As part of its responsibilities, the compensation committee reviews the impact of our executive compensation program and the associated incentives to determine whether they present a significant risk to us. The compensation committee has concluded, based on its reviews and analysis of our compensation policies and procedures, that such policies and procedures are not reasonably likely to have a material adverse effect on us. In making this determination, our compensation committee considered the following:
•our use of different types of compensation vehicles provides a balance of long-term and short-term incentives with fixed and variable components;
•our grant of equity-based awards with time-based vesting, which encourage our named executive officers to look to long-term appreciation in equity values;
•our annual bonus determinations for each employee are dependent on the achievement of company goals, which we believe promote long-term value;
•our compensation committee’s ability to exercise discretion in determining cash bonus payouts and long-term incentive awards for executive officers other than the Chief Executive Officer;
•our system of internal control over financial reporting and Code of Conduct, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under any of our incentive plans; and
•our prohibition on hedging or pledging of company stock.
Overview of Our Other Policies and Practices
Highlighted policies and practices that we use to ensure effective governance of compensation plans and decisions include:
•our compensation committee has the authority to hire independent counsel and other advisors;
•our compensation committee conducts a regular review and assessment of risk as it relates to our compensation policies and practices;
•as part of our Insider Trading Policy, our executive officers are prohibited from engaging in any hedging transactions of our common stock, including using prepaid variable forward contracts, equity swaps, collars, and exchange funds;
•we have no perquisites other than broad-based health, relocation, 401(k) plan and insurance-related benefits that we make available to all of our employees;
•our 2018 Plan prohibits option repricing (absent stockholder approval) and option backdating;
•our employment agreements do not provide for tax gross-ups;
•all of our non-employee directors are independent, including all members of our compensation committee; and
•if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the applicable securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant clawback policy after the SEC issues final rules regarding such requirements.

2021 Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers during the fiscal years ended December 31, 2021, 2020 and 2019 (unless otherwise specified).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	Bonus ($)(5)	All Other Compensation ($)(6)	Total ($)
John Houston, Ph.D.	2021	584,051	—	11,532,263	473,100	—	11,600	12,601,014
President and Chief	2020	564,300	—	6,989,781	454,300	—	11,400	8,019,781
Executive Officer	2019	527,500	1,356,013	3,180,326	422,000	—	11,200	5,497,039
Sean Cassidy	2021	408,126	—	3,572,466	248,000	—	11,600	4,240,192
Chief Financial Officer	2020	375,000	—	2,231,063	242,000	—	11,400	2,859,463
	2019	336,500	371,034	1,095,988	215,400	—	11,200	2,030,122
Ronald Peck, M.D.	2021	435,630	—	3,572,466	264,700	—	11,600	4,284,396
Chief Medical Officer (4)	2020	418,000	—	2,231,063	269,200	—	—	2,918,263
	2019	174,282	426,370	1,213,594	100,300	3,000	—	1,917,546
Ian Taylor, Ph.D.	2021	420,000	—	3,572,466	255,200	—	11,600	4,259,266
Chief Scientific Officer	2020	400,000	—	2,231,063	257,700	—	11,400	2,900,163
	2019	315,000	207,965	817,152	193,800	—	11,200	1,545,117
(1)Reflects the aggregate grant date fair value of restricted stock units, or RSUs, granted during the year in question calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation – Stock Compensation. See Note 9 to our audited consolidated financial statements appearing in our 2021 Annual Report for assumptions underlying the valuation of equity awards.
(2)Reflects the aggregate grant date fair value of option awards granted during the year in question calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation-Stock Compensation. See Note 9 to our audited consolidated financial statements appearing in our 2021 Annual Report for assumptions underlying the valuation of equity awards. All options were issued at exercise prices equal to the fair market value of our common stock on the date of grant.
(3)The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent awards to our named executive officers under our annual performance-based cash bonus program. See “—Annual Cash Bonuses” for a description of this program. Annual performance-based bonus compensation for 2021 was earned in 2021 and paid in 2022. Annual performance-based bonus compensation for 2020 was earned in 2020 and paid in 2021. Annual performance-based bonus compensation for 2019 was earned in 2019 and paid in 2020.
(4)Dr. Peck became our Chief Medical Officer on July 29, 2019.
(5)The amount reported represents a signing bonus paid to Dr. Peck in connection with the commencement of his employment in July 2019.
(6)Reflects matching contributions paid under the terms of our 401(k) plan.

Pay Ratio
As required by the Dodd-Frank Act and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of John Houston, our President and Chief Executive Officer.

For 2021, we estimate the pay ratio of the annual total compensation of our President and Chief Executive Officer ($12,601,014 as reported in the 2021 Summary Compensation Table above) to the annual total compensation of our median employee ($288,956) to be approximately 44 to 1. We believe this ratio represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
The median employee was identified by examining our total employee population at October 1, 2021 of approximately 250 full-time employees, excluding our President and Chief Executive Officer. We then used base salary, incentive compensation (including annual cash bonuses and long-term incentives) and other incentive payments, as applicable, to determine the annual total compensation of our median employee. We did not make any cost-of-living or other adjustments.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Grants of Plan-Based Awards
The following table sets forth information regarding non-equity and equity awards granted to each of our named executive officers during the year ended December 31, 2021. All non-equity incentive plan awards were made pursuant to our annual cash incentive plan described in more detail above. We granted stock option awards to our named executive officers in 2021 in recognition of performance in 2020.  All stock options granted in 2021 consisted of options to purchase shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant. All such equity awards were granted under our 2018 Plan, unless otherwise disclosed below. The vesting schedule of each option included in the following table is described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table.

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) Target ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Options Awards (2)
John Houston	2/26/2021	2/26/2021	350,431	219,500	78.30	11,532,263

Sean Cassidy	2/26/2021	2/25/2021	183,657	68,000	78.30	3,572,466

Ronald Peck	2/26/2021	2/25/2021	196,034	68,000	78.30	3,572,466

Ian Taylor	2/26/2021	2/25/2021	189,000	68,000	78.30	3,572,466
(1)These amounts relate to our annual cash incentive plan. The amounts shown in this column represent the 2022 target payout amount based on the target percentage applied to each named executive officer’s base salary as of December 31, 2021, assuming 100% corporate achievement. As described in more detail above, in 2021 each of our named executive officers, other than Dr. Houston, had an individual bonus target of 45% of his base salary, which was tied solely to the achievement of our corporate goals for 2021 (which was not determined as of December 31, 2021). Dr. Houston had an individual bonus target of 60% of his base salary, which was likewise tied solely to the achievement of our corporate goals for 2021 (which was not determined as of December 31, 2021). Actual amounts paid to each named executive officer under our annual cash incentive plan are included in the “Non-Equity Incentive Plan Compensation” column of the 2021 Summary Compensation Table above.
(2)Reflects the fair value of time-based stock option awards on the date of grant calculated in accordance with ASC 718. For a discussion of the assumptions used in the valuation of the time-based stock option awards granted to our named executive officers in 2021, see footnote 2 to the 2021 Summary Compensation Table above.

Outstanding Equity Awards at 2021 Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

		Option Awards				Stock Awards
Name	Number of Securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)		Market value of shares that have not vested ($)
John Houston, Ph.D.	31,967	8,305	(1)	16.00	9/25/2028
	200,440	—		16.00	9/25/2028
	13,360	—		16.00	9/25/2028
	13,360	—		16.00	9/25/2028
	175,035	79,562	(2)	19.36	2/28/2029
	107,708	127,292	(3)	47.38	2/26/2030
		219,500	(4)	78.30	2/25/2031
						4,197	(5)	344,742
						35,021	(6)	2,876,625
Sean Cassidy	18,710	3,417	(7)	16.00	9/25/2028
	31,710	—		16.00	9/25/2028
	9,273	5,111	(8)	16.00	9/25/2028
	1,083	109	(9)	16.00	9/25/2028
	60,329	27,423	(10)	19.36	2/28/2029
	34,375	40,625	(11)	47.38	2/26/3030
		68,000	(12)	78.30	2/25/2031
						213	(13)	17,496
						2,583	(14)	212,167
						1,392	(15)	114,339
						9,582	(16)	787,065
Ronald Peck, M.D.	17,986	28,573	(17)	26.58	7/28/2029
		40,625	(18)	47.38	2/26/2030
		68,000	(19)	78.30	2/25/2031
						8,020	(20)	658,763
Ian Taylor, Ph.D.	541	55	(21)	16.00	9/25/2028
	7,026	1,917	(22)	16.00	9/25/2028
	9,248	5,549	(23)	16.00	9/25/2028
	37,187	20,446	(24)	19.36	2/28/2029
	34,375	40,625	(25)	47.38	2/26/2030
		68,000	(26)	78.30	2/25/2031
						107	(27)	8,789
						969	(28)	79,593
						2,262	(29)	185,801
						5,371	(30)	441,174
(1)25% of the shares underlying this option vested on March 31, 2019, and the remainder vest in equal monthly increments until March 31, 2022.
(2)25% of the shares underlying this option vested on March 1, 2020, and the remainder vest in equal monthly increments until March 1, 2023.
(3)25% of the shares vested on February 27, 2021 and the remainder vest in equal monthly increments until February 27, 2024.
(4)25% of the shares vested on February 26, 2022 and the remainder vest in equal monthly increments until February 26, 2025.
(5)25% of the shares vested on March 31, 2019, and the remainder vest in equal monthly increments until March 31, 2022.

(6)25% of the shares underlying this RSU vested on March 1, 2020 and the remainder vest in equal annual increments until March 1, 2023.
(7)25% of the shares underlying this option vested on June 28, 2019, and the remainder vest in equal month increments until June 28, 2022.
(8)25% of the shares underlying this option vested on March 31, 2019, and the remainder vest in equal monthly increments until March 31, 2022.
(9)25% of the shares underlying this option vested on January 1, 2019, and the remainder vest in equal monthly increments until January 1, 2022.
(10)25% of the shares underlying this option vested on March 1, 2020, and the remainder vest in equal monthly increments until March 1, 2023.
(11)25% of the shares vested on February 27, 2021, and the remainder vest in equal monthly increments until February 27, 2024.
(12)25% of the shares vested on February 26, 2022 and the remainder vest in equal monthly increments until February 26, 2025.
(13)25% of the shares vested on January 1, 2019, and the remainder vest in equal monthly increments until January 1, 2022.
(14)25% of the shares vested on March 31, 2019, and the remainder vest in equal monthly increments until March 31, 2022.
(15)25% of the shares vested on June 28, 2019, and the remainder vest in equal monthly increments until June 28, 2022.
(16)25% of the shares underlying this RSU vested on March 1, 2020, and the remainder vest in equal annual increments until March 1, 2023.
(17)25% of the shares underlying this option vested on July 29, 2020, and the remainder vest in equal monthly increments until July 29, 2023.
(18)25% of the shares underlying this option vested on February 27, 2021, and the remainder vest in equal monthly increments until February 27, 2024.
(19)25% of the shares vest on February 26, 2022 and the remainder vest in equal monthly increments until February 26, 2025.
(20)25% of the shares underlying this RSU vested on July 29, 2020, and the remainder vest in equal annual increments until July 29, 2023
(21)25% of the shares underlying this option vested on January 1, 2019, and the remainder vest in equal monthly increments until January 1, 2022.
(22)25% of the shares vested on March 31, 2019, and the remainder vest in equal monthly increments until March 31, 2022.
(23)25% of the shares underlying this option vested on June 28, 2019, and the remainder vest in equal month increments until June 28, 2022.
(24)25% of the shares underlying this option vested on March 1, 2020, and the remainder vest in equal monthly increments until March 1, 2023.
(25)25% of the shares underlying this option vested on February 27, 2021, and the remainder vest in equal monthly increments until February 27, 2024.
(26)25% of the shares vested on February 26, 2022 and the remainder vest in equal monthly increments until February 26, 2025.
(27)25% of the shares vested on January 1, 2019, and the remainder vest in equal monthly increments until January 1, 2022.
(28)25% of the shares vested on March 31 2019, and the remainder vest in equal monthly increments until March 31, 2022.
(29)25% of the shares vested on June 28, 2019, and the remainder vest in equal monthly increments until June 28, 2022.
(30)25% of the shares underlying this RSU vested on March 1, 2020, and the remainder vest in equal annual increments until March 1, 2023.

Option Exercises and Stock Vested Table
The following table sets forth certain information regarding the exercise of options to purchase our common stock and the vesting of restricted stock and RSUs that were held by our named executive officers during the year ended December 31, 2021.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
John Houston	180,758	(3)	12,755,359	114,821	9,132,191
Sean Cassidy	75,095		4,936,094	20,457	1,615,293
Ronald Peck	60,000		2,381,581	4,011	360,629
Ian Taylor	71,456		4,438,414	12,359	975,329
(1)Computed by determining the difference between the market price of our common stock upon exercise and the exercise price of the exercised stock option, multiplied by the number of shares acquired upon exercise of the option.
(2)The value realized when the stock awards vested represents the number of shares underlying the units vested multiplied by market value of the shares on the vesting date.
(3)Reflects shares of common stock acquired through option exercises and then held, thereby increasing his ownership by such amount.
Employment Agreements with our Executive Officers
We have entered into written employment agreements with each of our named executive officers. These agreements set forth the terms of the executive officer’s compensation, including his base salary and annual performance bonus opportunity. In addition, the agreements provide that subject to eligibility requirements under the plan documents governing such programs and our policies, the executive officers are eligible, on the same basis as other employees of the company to participate in company-sponsored medical, vision and dental benefit programs. Each executive officer will also be eligible to receive equity awards at such times and on such terms and conditions as the board of directors may determine.
Pursuant to their respective employment agreements, as subsequently modified by our board of directors, each of our executive officers is entitled to an annual base salary, effective as of January 1, 2022, as follows: Dr. Houston is entitled to receive an annual base salary of $632,401; Mr. Cassidy is entitled to receive an annual base salary of $442,901; Dr. Peck is entitled to receive an annual base salary of $455,233; and Dr. Taylor is entitled to receive an annual bases salary of $448,900. Each executive officer’s base salary is reviewed by our compensation committee and the board of directors on an annual or more frequent basis and is subject to change in the discretion of our board of directors or compensation committee.
Under their respective employment agreements, each of our executive officers is also eligible to earn an annual performance bonus, with a target bonus amount equal to a specified percentage of such officer’s annual base salary, based upon the board’s assessment of the executive’s performance and our attainment of targeted goals as set by the board of directors in its sole discretion. The bonus may be in the form of cash, equity award, or a combination of cash and equity. Dr. Houston is eligible for an annual bonus of up to 60% of his base salary. Mr. Cassidy is eligible for an annual bonus of up to 45% of his base salary. Dr. Peck is eligible for an annual bonus of up to 45% of his base salary.  Dr. Taylor is eligible for an annual bonus of up to 45% of his base salary.

Potential Payments upon Termination or Change in Control
The employment agreements and the employment of each of Dr. Houston, Mr. Cassidy, Dr. Peck and Dr. Taylor may be terminated as follows: (1) upon the death or “disability” (as disability is defined in the applicable employment agreement) of such executive officer; (2) at our election, with or without “cause” (as cause is defined in the applicable employment agreement); and (3) at such executive officer’s election, with or without “good reason” (as good reason is defined in the applicable employment agreement).
In the event of the termination of Dr. Houston’s employment by us without cause, or by him for good reason, prior to or more than twelve months following a “change in control” (as change in control is defined in his employment agreement), Dr. Houston is entitled to his base salary that has accrued and to which he is entitled as of the termination date and accrued but unused paid time off through and including the termination date and other accrued benefits, which we refer to collectively as, the accrued obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with his proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement and any similar agreement with us, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.
In the event of the termination of Dr. Houston’s employment by us without cause, or by him for good reason within twelve months following a change in control, Dr. Houston is entitled to the accrued obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with his proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement and any similar agreement with us, Dr. Houston is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, (3) a lump sum payment equal to 150% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of his then-unvested equity awards, such that his equity awards become fully exercisable and non-forfeitable as of the termination date.
If Dr. Houston’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by Dr. Houston without good reason, our obligations under the employment agreement cease immediately, and Dr. Houston is only entitled to the accrued obligations.
In the event of the termination of Mr. Cassidy’s, Dr. Peck’s or Dr. Taylor’s employment by us without cause, or by such executive officer for good reason prior to, or more than twelve months following, a “change in control” (as change in control is defined in his employment agreement), such executive officer is entitled to the accrued obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with his proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement and any similar agreement with us, such executive officer is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of nine months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to nine months following his date of termination.
In the event of the termination of Mr. Cassidy’s, Dr. Peck’s or Dr. Taylor’s employment by us without cause, or by such executive officer for good reason within twelve months following a change in control, such executive officer is entitled to the accrued obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with his proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement and any similar agreement with us, such executive officer is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination, (3) a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of his then-unvested equity awards, such that his equity awards become fully exercisable and non-forfeitable as of the termination date.
If Mr. Cassidy’s, Dr. Peck’s or Dr. Taylor’s employment is terminated for any other reason, including as a result of such executive officer’s death or disability, for cause, or voluntarily by such executive officer without good reason, our obligations under the employment agreement cease immediately, and such executive officer is only entitled to the accrued obligations
Other Agreements
In connection with entering into these agreements, each of Dr. Houston, Mr. Cassidy, Dr. Peck and Dr. Taylor signed a proprietary rights, non-disclosure, developments, non-competition and non-solicitation agreement. Under this agreement, each executive officer has agreed not to compete with us during his employment and for a period of one year after the termination of his employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions that are developed by such executive officer during his employment and that there is a presumption that we own inventions made by the executive officer during a period of six months after the termination of his employment that are related to the executive officer’s activities while employed by us. Each executive officer also agreed to provide us with a non-exclusive, royalty-free, perpetual license for any prior inventions that such executive officer incorporates into any of our products, processes, research or development programs or other works in the course of such executive officer’s employment with us.

Potential Payments Upon Termination or Change of Control
The following table presents our estimate of the amount of severance benefits to which each of our named executive officers would have been entitled if a termination occurred on December 31, 2021 under the circumstances set forth in the column headings.

Name	Executive Payments and Benefits upon Termination (1)	Termination by the Company without Cause or by Executive for Good Reason (No Change in Control) $	Termination by the Company without Cause or by Executive for Good Reason (Change in Control) $
John Houston	Cash Severance (2)	584,051	876,077
	Non-Equity Incentive Plan Compensation (3)	—	525,646
	Equity (4)
	Options	—	10,811,745
	Restricted Stock	—	344,742
	RSUs	—	2,876,625
	Other Benefits (5)	15,327	22,813
	Total	599,378	15,457,648

Sean Cassidy	Cash Severance (2)	306,095	408,126
	Non-Equity Incentive Plan Compensation (3)	—	183,657
	Equity (4)
	Options	—	3,966,112
	Restricted Stock	—	344,002
	RSUs	—	787,065
	Other Benefits (5)	15,463	20,617
	Total	321,558	5,709,579

Ronald Peck	Cash Severance (2)	326,723	435,630
	Non-Equity Incentive Plan Compensation (3)	—	196,034
	Equity (4)
	Options	—	3,260,761
	RSUs	—	658,763
	Other Benefits (5)	15,463	20,617
	Total	342,186	4,571,805

Ian Taylor	Cash Severance (2)	315,000	420,000
	Non-Equity Incentive Plan Compensation (3)	—	189,000
	Equity (4)
	Options	—	3,454,284
	Restricted Stock	—	274,183
	RSUs	—	441,174
	Other Benefits (5)	15,463	20,617
	Total	330,463	4,799,258
(1)Represents amounts payable under the terms of the employment agreements with our executive officers. All amounts listed in the table are in addition to any amounts earned or accrued but unpaid as of the date of termination.
(2)Represents 12 months of base salary continuation under no change in control and 18 months of base salary continuation under a change in control for Dr. Houston. Represents nine months of base salary continuation under no change in control and 12 months of base salary continuation under a change in control for Mr. Cassidy, Dr. Peck and Dr. Taylor.

(3)Non-equity incentive plan compensation payment amount assumes no bonus amounts for 2021 have been paid to the executive as of December 31, 2021, and that all 2020 bonus amounts have been paid as of such date, in each case, as would be consistent with the company’s historical practice. Represents an amount equal to 150% of Dr. Houston’s annual target bonus for 2021. Represents an amount equal to 100% of the annual target bonus for 2021 for Mr. Cassidy, Dr. Peck and Dr. Taylor.
(4)With respect to options, reflects the in-the-money value of the unvested portion of such named executive officer’s options. The value is calculated by multiplying the amount (if any) by which $82.14, the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2021, exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. With respect to RSUs and restricted stock, the value is calculated by multiplying the number of unvested RSUs and restricted stock with vesting provisions based solely on time (if any) by $82.14, the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2021.
(5)Represents 12 months and 18 months of reimbursement of a portion of Dr. Houston’s and dependents’ health and dental COBRA premiums to the same extent as if the executive remained employed for no change in control and change in control respectively. Represents nine months and 12 months of reimbursement of a portion of Mr. Cassidy’s, Dr. Peck’s and Dr. Taylor’s and dependents’ health and dental COBRA premiums to the same extent as if the executive remained employed for no change in control and change in control respectively.
Compensation Committee Report
The compensation committee has reviewed and discussed the disclosure included in the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on this review and discussion, the compensation committee recommends to the board of directors that the disclosure in the Compensation Discussion and Analysis section be included in this Proxy Statement for the year ended December 31, 2021.
Respectfully submitted by the compensation committee,
Timothy Shannon, Chairperson
Liam Radcliffe
Laurie Smaldone Alsup
Stock Option and Other Compensation Plans
The three equity incentive plans described in this section are our Incentive Share Plan, our 2018 Plan and our 2018 ESPP. Prior to our IPO, we granted awards to eligible participants under our Incentive Share Plan. Following the closing of our IPO, we have granted awards to eligible participants under the 2018 Plan.
Securities Authorized for Issuance under Equity Compensation Plans
The following table contains information about our equity compensation plans as of December 31, 2021. As of December 31, 2021, we had three equity compensation plans: our Incentive Share Plan, our 2018 Plan and our 2018 ESPP, each of which was approved by our stockholders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,343,254	$44.98	3,509,322	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	5,343,254	$44.98	3,509,322	(2)
___________________
(1)The weighted-average exercise price does not include RSUs, which have no exercise price.
(2)Consists of our Incentive Share Plan, as amended to date, the 2018 Plan, and the 2018 ESPP. The amounts disclosed do not reflect an additional 2,118,443 shares of common stock authorized for issuance under the 2018 Plan as of January 1, 2022 and an additional 529,611 shares of common stock authorized for issuance under the 2018 ESPP as of January 1, 2022, in each case in accordance with the terms of the applicable plan. The 2018 Plan provides for further annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2028, equal to the lesser of 4,989,593 shares of our common stock, 4% of the number of shares of our common stock outstanding on such first day of the fiscal year in question or an amount determined by our board of directors. The 2018 ESPP provides for further annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2029, in an amount equal to the lesser of 1,247,398 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable year, or an amount determined by our board of directors.
Incentive Share Plan
The Incentive Share Plan, which became effective as of January 1, 2015 and which our board of directors amended on October 16, 2015, December 22, 2016, September 8, 2017 and March 29, 2018 (and which, as amended, we refer to as the Incentive Plan) provided for the grant of incentive units to our managers, directors, officers, employees, advisors and consultants, those of our majority-owned subsidiaries and those of any other entity which was designated by us from time to time as a participating employer under the Incentive Plan. Subject to adjustment, a maximum aggregate of 6,199,476 incentive units were authorized for issuance under the Incentive Plan. Incentive unit awards were governed by the terms of the Incentive Plan, the terms of the award agreement documenting the grant and the limited liability company agreement of Arvinas Holding Company, LLC, or the LLC Agreement, and were intended to qualify as “profits interests” within the meaning of Revenue Procedure 93-27 as clarified by Revenue Procedures 2001-43. The Incentive Plan terminated upon the Conversion.
Incentive units granted to eligible recipients generally were to vest, except as otherwise approved by our board of directors, over a period of four years, with 25% vesting following 12 months of continued employment or service and the balance vesting in equal monthly installments over the remaining three-year period, provided the holder continued to be employed by, or provide services to, us (or a related entity) on the applicable vesting date. Our board of directors may accelerate the vesting of any incentive units granted under the Incentive Plan at such times and upon such terms and conditions as the board of directors may deem advisable, which determination is made on an individual by individual basis. The Incentive Plan provided that in the event we sold outstanding equity securities in our subsidiaries and received cash proceeds in excess of a certain threshold amount, the incentive units would vest in full. In addition, any unvested incentive units held by a recipient would vest in full if his or her continuous service to us, or any related entity, was terminated without cause, as determined by our board of directors, within 12 months of a sale transaction (as that term is defined in the LLC Agreement).

Upon the Conversion, the Incentive Plan terminated and each participant in the Incentive Plan had his or her incentive units converted into shares of our common stock, which conversion was based on a conversion price determined by our board of directors immediately prior to the Conversion. To the extent an incentive unit award was subject to vesting, the common stock issued upon conversion continues to be subject to the same vesting schedule.
2018 Stock Incentive Plan
In September 2018, our board of directors adopted and our stockholders approved 2018 Plan, which became effective immediately prior to our IPO. The 2018 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, awards of restricted stock, restricted stock units and other stock-based awards. The number of shares of our common stock that are reserved for issuance under the 2018 Plan is the sum of (1) 4,067,007 shares of common stock; plus (2) the number of shares (up to 1,277,181) equal to the number of shares of our common stock issued in respect of incentive units granted under the Incentive Plan that were subject to vesting immediately prior to the effectiveness of the registration statement for our initial public offering that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus (3) an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2019 and continuing until, and including, the fiscal year ending December 31, 2028, equal to the lesser of 4,989,593 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the fiscal year or an amount determined by our board of directors. As of December 31, 2021, 2,027,470 shares were available for issuance under the 2018 Plan.
Our employees, officers, directors, consultants, and advisors are eligible to receive awards under the 2018 Plan; however, incentive stock options may only be granted to our employees. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire, or are otherwise terminated (other than by exercise) under our 2018 Plan will be added back to the shares of common stock available for issuance under our 2018 Plan.
Pursuant to the terms of the 2018 Plan, our board of directors (or a committee delegated by our board of directors) administers the 2018 Plan and, subject to any limitations set forth in the 2018 Plan, will select the recipients of awards and determine:
•the number of shares of common stock covered by options and the dates upon which those options become exercisable;
•the type of options to be granted;
•the exercise price of options, which price must be at least equal to the fair market value of our common stock on the date of grant;
•the duration of options, which may not be in excess of ten years;
•the methods of payment of the exercise price of options; and
•the number of shares of our common stock subject to and the terms and conditions of any stock appreciation rights, awards of restricted stock, restricted stock units, other stock-based awards, including conditions for repurchase, measurement price, issue price and repurchase price and performance conditions (though the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years), if any.
If our board of directors delegates authority to an officer to grant awards under the 2018 Plan, the officer will have the power to make awards to all of our employees, except officers and executive officers (as such terms are defined in the 2018 Plan). Our board of directors will fix the terms of the awards to be granted by such officer, the maximum number of shares subject to awards that such officer may grant and the time period in which such awards may be granted.
The 2018 Plan contains limits on awards that may be made under the 2018 Plan to our non-employee directors. In any calendar year, the sum of cash compensation paid to any non-employee director for service as a director and the value of awards under the 2018 Plan made to such non-employee director (calculated based on the grant date fair value of such awards for financial reporting purposes) may not exceed $1.0 million. However, our board of directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, we are required by the 2018 Plan to make equitable adjustments (or make substitute awards, if applicable), in a manner determined by our board, to:
•the number and class of securities available under the 2018 Plan;
•the share counting rules and sublimits under the 2018 Plan;
•the number and class of securities and exercise price per share of each outstanding option;
•the share and per-share provisions and measurement price of each outstanding stock appreciation right;
•the number of shares and the repurchase price per share subject to each outstanding restricted stock award; and
•the share and per-share related provisions and purchase price, if any, of each outstanding restricted stock unit award and other stock-based award.
Upon a merger or other reorganization event (as defined in our 2018 Plan), our board of directors, may, on such terms as our board determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us), take any one or more of the following actions pursuant to the 2018 Plan, as to some or all outstanding awards, other than awards of restricted stock:
•provide that all outstanding awards will be assumed or substantially equivalent awards will be substituted by the acquiring or succeeding corporation (or an affiliate thereof);
•upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately prior to the consummation of the reorganization event and/or unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised to the extent exercisable, by the participant within a specified period following the date of such notice;
•provide that outstanding awards will become exercisable, realizable, or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
•in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;
•provide that, in connection with our liquidation or dissolution, awards convert into the right to receive liquidation proceeds (if applicable, net of exercise, measurement or purchase price thereof and any applicable tax withholdings); or
•any combination of the foregoing.
Our board of directors is not obligated by the 2018 Plan to treat all awards, all awards held by a participant, or all awards of the same type, identically.
In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than our liquidation or dissolution, the repurchase and other rights with respect to each outstanding award of restricted stock will continue for the benefit of the successor company and will, unless our board of directors determines otherwise, apply to the cash, securities, or other property which our common stock is converted into or exchanged for pursuant to the reorganization event. However, our board may provide for the termination or deemed satisfaction of such repurchase or other rights under the restricted stock award agreement or any other agreement between the participant and us, either initially or by amendment. Upon the occurrence of a reorganization event involving our liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or in any other agreement between the participant and us.
Our board of directors may at any time provide that any award under the 2018 Plan shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
Unless our stockholders approve such action, the 2018 Plan provides that we may not (except as otherwise permitted in connection with a change in capitalization or reorganization event):
•amend any outstanding stock option or stock appreciation right granted under the 2018 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;
•cancel any outstanding option or stock appreciation right (whether or not granted under the 2018 Plan) and grant a new award under the 2018 Plan in substitution for the cancelled award (other than substitute awards permitted in connection with a merger or consolidation of an entity with us or our acquisition of property or stock of another entity) covering the same or a different number of shares of our common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;
•cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise or measurement price per share above the then-current fair market value of our common stock (valued in the manner determined by (or in the manner approved by) our board of directors); or
•take any other action that constitutes a “repricing” within the meaning of Nasdaq Global Select Market rules or rules of any other exchange or marketplace on which our common stock is listed or traded.
No award may be granted under the 2018 Plan after ten years from the effectiveness of the 2018 Plan. Our board of directors may amend, suspend, or terminate the 2018 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.
2018 Employee Stock Purchase Plan
In September 2018, our board of directors adopted and our stockholders approved the 2018 ESPP, which became effective immediately prior to the effectiveness of the registration statement for our initial public offering. The 2018 ESPP will be administered by our board of directors or by a committee appointed by our board of directors. The 2018 ESPP initially will provide participating employees with the opportunity to purchase an aggregate of 311,850 shares of our common stock. The number of shares of our common stock reserved for issuance under the 2018 ESPP increased, pursuant to the terms of the 2018 ESPP, by additional shares equal to 1% of our then-outstanding common stock, effective as of January 1 of each year. As of December 31, 2021, 1,481,852 shares remained available for purchase.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2018 ESPP, are eligible to participate in the 2018 ESPP, provided that:
•such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;
•such person has been employed by us or by a designated subsidiary for at least three months prior to enrolling in the 2018 ESPP; and
•such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2018 ESPP.
We retain the discretion to determine which eligible employees may participate in an offering under applicable Treasury regulations.
We expect to make one or more offerings to our eligible employees to purchase stock under the 2018 ESPP beginning at such time and on such dates as our board of directors may determine, or the first business day thereafter. Each offering will consist of a six-month offering period during which payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. Our board of directors or a committee appointed by our board, may, at its discretion, choose a different period of not more than 12 months for offerings. The first offering period under our 2018 ESPP commenced on January 1, 2020.
On each offering commencement date, each participant will be granted the right to purchase, on the last business day of the offering period, a number of shares of our common stock determined by multiplying $2,083 by the number of full months in the offering period and dividing that product by the closing price of our common stock on the first day of the offering period. No employee may be granted an option under the 2018 ESPP that permits the employee’s rights to purchase shares under the 2018 ESPP and any other employee stock purchase plan of ours or of any of our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined as of the first day of each offering period) for each calendar year in which the option is outstanding. (Our board or a committee appointed by our board may also set a fixed maximum number of shares that a participant in the 2018 ESPP may purchase in any offering period provided that the number may not be greater than the number described in the first sentence of this paragraph and must be subject to the limit described in the second sentence of this paragraph). In addition, no employee may purchase shares of our common stock under the 2018 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries.
On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of the compensation he or she receives during the offering period to be deducted by us during the offering period. Each employee who continues to be a participant in the 2018 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will buy, not in excess of the maximum numbers set forth above. Under the terms of the 2018 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or the last business day of the offering period.
An employee may at any time prior to the close of business on the fifteenth business day (or such other number of days as we may determine) prior to the end of an offering period, and for any reason, permanently withdraw from participation in an offering prior to the end of an offering period and permanently withdraw the balance accumulated in the employee’s account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be taken and the balance in the employee’s account will be paid to the employee.
We will be required to make equitable adjustments to the extent determined by our board of directors or a committee of our board of directors to the number and class of securities available under the 2018 ESPP, the share limitations under the 2018 ESPP and the purchase price for an offering period under the 2018 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2018 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2018 ESPP on such terms as our board of directors or committee determines:
•provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;
•upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;
•in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2018 ESPP minus (2) the result of multiplying such number of shares by the purchase price; and/or
•provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).
Our board of directors may at any time, and from time to time, amend or suspend the 2018 ESPP, or any portion of the 2018 ESPP. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our board of directors may not make any amendment that would cause the 2018 ESPP to fail to comply with Section 423 of the Code. The 2018 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.
Limitations on Liability and Indemnification
Our restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:
•for any breach of the director’s duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
•for any transaction from which the director derived an improper personal benefit.
Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.
We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. We have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or officer for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his or her service as one of our directors or officers.
Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our board of directors.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.
Director Compensation
We do not pay any compensation to our President and Chief Executive Officer in connection with his service on our board of directors. The compensation that we pay to our President and Chief Executive Officer is discussed earlier in this “Executive and Director Compensation” section.
Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairperson of the board and of each committee receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chairperson Incremental Annual Fee
Board of Directors	$35,000	$30,000
Audit Committee	$7,500	$7,500
Compensation Committee	$5,000	$5,000
Nominating and Corporate Governance Committee	$4,000	$4,000
We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our board of director and committee meetings.

In addition, under our director compensation program, each non-employee director receives under the 2018 Plan, upon his or her initial election to our board of directors, an option to purchase 24,000 shares of our common stock (the “Initial Option”), subject to the maximum annual compensation limits set forth in the program and such other limits as may be set forth in the 2018 Plan. Each of these options vests in equal monthly installments at the end of each month following the date of grant through the third anniversary of the date of grant, subject to the non-employee director’s continued service as a director, employee, or consultant. Further, on the date of each of our annual meetings of stockholders, each non-employee director who has served on our board of directors for at least six months receives, under the 2018 Plan, an option to purchase 12,000 shares of our common stock (the “Annual Option”), subject to the maximum annual compensation limits set forth in the program and such other limits as may be set forth in the 2018 Plan. Each of these options will vest in full on the one-year anniversary of the date of grant (or, if earlier, the date of our next annual meeting of stockholders following the date of grant), subject to the non-employee director’s continued service as a director. All options issued to our non-employee directors under our director compensation program are issued at exercise prices equal to the fair market value of our common stock on the date of grant.

In June 2021, our board of directors amended our director compensation program such that the (i) Initial Option will be an option to purchase approximately $750,000 of shares of our common stock, based on the closing price of our commons stock on the date of grant, and (ii) the Annual Option will be an option to purchase approximately $375,000 of shares of our common stock, based on the closing price of our common stock on the date of grant, in each case subject to the same vesting schedule and conditions as set forth in the prior paragraph.

The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2021. There were no outstanding equity awards held by our non-employee directors as of December 31, 2021 other than as described in footnote 1 to the following table.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Timothy Shannon, M.D.	75,000	374,941	449,941
Linda Bain	50,319	374,941	425,260
Wendy Dixon, Ph.D.	39,319	374,941	414,260
Edward Kennedy, Jr.	39,319	374,941	414,260
Bradley Margus	42,819	374,941	417,760
Briggs Morrison, M.D.	43,319	374,941	418,260
Leslie Norwalk	42,819	374,941	417,760
Liam Ratcliffe, M.D., Ph.D.	40,319	374,941	415,260
Laurie Smaldone-Alsup, M.D.	40,319	374,941	415,260
___________________
(1)Reflects the aggregate grant date fair value of option awards granted during the year in question calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. See Note 9 to our audited consolidated financial statements appearing in our 2021 Annual Report for assumptions underlying the valuation of equity awards. The following non-employee directors held the following number of option awards as of December 31, 2021: Dr. Shannon, 19,511; Ms. Bain, 31,511; Dr. Dixon, 31,511; Mr. Kennedy, 65,304; Mr. Margus, 60,584; Dr. Morrison, 72,264; Ms. Norwalk, 45,357; Dr. Ratcliffe, 7,511; Dr. Smaldone-Alsup, 45,357.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, our board of directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.
A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
We incurred the following fees from Deloitte & Touche LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2021 and 2020.

	2021	2020
Audit fees (1)	$883,000	$813,000
Audit-related fees	—	—
Tax fees (2)	100,000	—
All other fees	—	—
Total fees	$983,000	$813,000
___________________
(1)Audit fees consist of fees billed for professional services by Deloitte & Touche LLP for audit and quarterly review of our consolidated financial statements and related services that are normally provided in connection with statutory and regulatory filings or engagements, including registration statements and follow-on offerings.
(2)Tax fees consist of fees billed for professional services by Deloitte & Touche LLP for tax consultation.
The aggregate fees included in the Audit Fees are those fees billed for the fiscal year.
Audit Committee Pre-Approval Policy and Procedures
The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures.
From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval. The audit committee has delegated to its chairperson the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor. Any approval of services by the chairperson of the audit committee is reported to the committee at its next regularly scheduled meeting.
During our 2021 and 2020 fiscal years, no services were provided to us by Deloitte & Touche LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 3 to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Any properly submitted proxy will be voted in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 unless a contrary specification is made in the proxy.

REPORT OF THE AUDIT COMMITTEE
Our audit committee has reviewed our audited financial statements for the year ended December 31, 2021 and discussed them with our management and our independent registered public accounting firm, Deloitte & Touche LLP.
Our audit committee has also received from, and discussed with, Deloitte & Touche LLP various communications that Deloitte & Touche LLP is required to provide to our audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, Deloitte & Touche LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our financial statements audited by Deloitte & Touche LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
By the audit committee of the board of directors of Arvinas, Inc.
Linda Bain, Chairperson
Bradley Margus
Leslie V. Norwalk

PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 31, 2022 by:
•each person known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our executive officers and directors as a group.
The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 53,149,774 shares of our common stock outstanding as of March 31, 2022.
The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Unless otherwise indicated, in computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days after March 31, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 5 Science Park, 395 Winchester Ave., New Haven, CT 06511. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
FMR LLC (1)	6,961,648	13.10%
The Vanguard Group (2)	3,993,209	7.51%
BlackRock, Inc. (3)	3,505,740	6.60%
Pfizer Inc. (4)	3,457,815	6.51%
T. Rowe Price Associates, Inc. (5)	2,910,606	5.48%
Named Executive Officers and Directors
John Houston, Ph.D. (6)	1,517,784	1.57%
Sean Cassidy (7)	365,653	*
Ronald Peck, M.D. (8)	59,969	*
Ian Taylor, Ph.D. (9)	194,273	*
Timothy Shannon, M.D. (10)	92,643	*
Linda Bain (11)	15,333	*
Wendy Dixon, Ph.D. (12)	20,333	*
Edward Kennedy, Jr. (13)	100,511	*
Bradley Margus (14)	114,536	*
Briggs Morrison, M.D. (15)	73,313	*
Leslie V. Norwalk (16)	36,410	*
Liam Ratcliffe, M.D., Ph.D. (17)	185,686	*
Laurie Smaldone Alsup, M.D. (18)	33,538	*
All Executive Officers and Directors as a Group (13 persons) (19)	2,809,982	2.78%
___________________
*Less than 1%.

(1)These figures and the accompanying notes are based on information set forth in Schedule 13G filed with the SEC on February 9, 2022. FMR LLC (“FMR”) and Abigail P. Johnson, a director, the chairman and the chief executive officer of FMR, each report beneficially owning and having sole dispositive power over 6,961,648 of the shares of common stock. FMR reports sole voting power over 1,183,227 of the shares of common stock. Members of the Johnson family including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family group may be deemed under the Investment Company Act of 1940 (the “1940 Act”) to form a controlling group with respect to FMR. Neither FMR nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the 1940 Act advised by Fidelity Management & Research Company LLC (“Fidelity Funds”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ boards of trustees. FMR has an address at 245 Summer Street, Boston, Massachusetts 02210.
(2)These figures and the accompanying notes are based on information set forth in Schedule 13G filed with the SEC on February 9, 2022. Under this report, there is sole voting power as to 0 shares and sole dispositive power over 3,868,527 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)These figures and the accompanying notes are based on information set forth in Schedule 13G filed with the SEC on February 3, 2022. Under this report, there is sole voting power and sole dispositive power as to 3,445,047 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)These figures and the accompanying notes are based on information set forth in Schedule 13G filed with the SEC on September 20, 2021. The address of Pfizer Inc. is 235 E. 42nd Street, New York, NY 10017.
(5)These figures and the accompanying notes are based on information set forth in Schedule 13G filed with the SEC on February 14, 2022. Under this report there is sole voting power as to 707,657 shares. There is sole dispositive power as to 2,910,606 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(6)Consists of (i) 843,820 shares of common stock, (ii) 4,197 restricted shares of common stock and (iii) 669,767 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(7)Consists of (i) 159,947 shares of common stock, (ii) 3,956 restricted shares of common stock and (iii) 201,750 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(8)Consists of (i) 5,402 shares of common stock and (ii) 54,567 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(9)Consists of (i) 60,462 shares of common stock, (ii) 2,961 restricted shares of common stock and (iii) 130,850 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(10)Consists of (i) 80,643 shares of common stock and (ii) 12,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(11)Consists of 15,333 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(12)Consists of (1) 5,000 shares of common stock and (ii) 15,333 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(13)Consists of (i) 42,718 shares of common stock and (ii) 57,793 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(14)Consists of (i) 2,000 shares of common stock held by the Bradley A. Margus Revocable Trust, (ii) 59,463 shares of common stock held by Mr. Margus directly and (iii) 53,073 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022 held by Mr. Margus directly. Mr. Margus is a co-trustee of the Bradley A. Margus Revocable Trust.
(15)Consists of (i) 8,560 shares of common stock and (ii) 64,753 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(16)Consists of 36,410 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.

(17)Consists of 185,686 shares held directly by AI Biotechnology LLC (“AIB”), a limited liability company of which the Dr. Ratcliffe is the holder of units that are treated as profits interest units. The units owned by Dr. Ratcliffe do not convey voting or investment control over the shares held by AIB. Dr. Ratcliffe disclaims beneficial ownership of all shares held by AIB except to the extent of his pecuniary interest therein.
(18)Consists of 33,538 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(19)Consists of (i) 1,453,701 shares of common stock, (ii) 11,114 restricted shares of common stock and (iii) 1,345,167 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2022.

TRANSACTIONS WITH RELATED PERSONS
The following is a description of transactions since January 1, 2021, to which we have been a party, and in which any of our directors, executive officers, and holders of more than 5% of our voting securities and affiliates of our directors, executive officers, and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.
Registration Rights Agreement
In connection with the Conversion, we entered into a registration rights agreement with current holders of our preferred stock, including some of our directors, executive officers, and holders of 5% or more of our voting securities and their affiliates and entities affiliated with our officers and directors. The parties to the registration rights agreement are entitled to certain rights with respect to registration of shares of our common stock under the Securities Act. These shares are referred to as registrable securities. The holders of these registrable securities possess the registration rights contained in the registration rights agreement, which include demand registration rights, Form S-3 registration rights, piggyback registration rights, and rights to payment of all registration expenses, all as more fully described in the “Description of Capital Stock—Registration Rights” section of our registration statement on Form S-1 (File No. 333-227112).
Put Agreement
In March 2018, we, Connecticut Innovations Incorporated, or CII, the strategic venture capital arm and a component unit of the State of Connecticut, and certain of our equity holders, including Canaan IX LP, entered into a second amended and restated put agreement, or the Put Agreement, which was originally entered into in July 2013 and subsequently amended. The Put Agreement grants CII the right to sell, or the Put Option, to us all or any part of any warrant rights, shares, or notes held by CII at the greater of the current market price of such securities or a price that provides CII with a required annualized rate of return of 25% on its total investment. CII may exercise the Put Option for all or any portion of its shares, warrant rights, or notes immediately upon our breach of the covenant to maintain a Connecticut presence, as defined in the Put Agreement.
Employment Agreements
See the “Executive and Director Compensation—Employment Agreements with our Executive Officers” section of this proxy statement for further discussion of these arrangements.
Indemnification Agreements
Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we entered into indemnification agreements with all of our directors and executive officers. See the “Executive and Director Compensation—Limitation of Liability and Indemnification” section of this proxy statement for additional information regarding these agreements.
Policies and Procedures for Related Person Transactions
We have adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.

Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:
•the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;
•the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction; and
•the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company.
The policy provides that any related person transaction proposed to be entered into by us must be reported to our Chief Financial Officer and will be reviewed and approved by our audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our Chief Financial Officer determines that advance approval of a related person transaction is not practicable under the circumstances, our audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee following such transaction or following the date that such transaction comes to the attention of the Chief Financial Officer. The policy also provides that alternatively, our Chief Financial Officer may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.
In addition, the policy provides that any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.
The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our compensation committee in the manner to be specified in the charter of the compensation committee.
A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that the audit committee will review and consider:
•the related person’s interest in the related person transaction;
•the approximate dollar value of the amount involved in the related person transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of business of our company;
•whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
The policy provides that the audit committee will review all relevant information available to it about the related person transaction. The policy provides that the audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 28, 2022. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Arvinas, Inc., 5 Science Park, 395 Winchester Ave., New Haven, CT 06511, Attention: Investor Relations.
If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated by-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 16, 2023 and no later than March 18, 2023.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports, and notices of Internet availability of proxy materials. This means that only one copy of our documents, including the Notice, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request to Arvinas, Inc., 5 Science Park, 395 Winchester Ave., New Haven, CT 06511, Attention: Investor Relations, telephone: 203-535-1456. If you want to receive separate copies of our proxy statements, annual reports, or notices of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ John G. Houston, Ph.D.
John G. Houston, Ph.D.
President and Chief Executive Officer

ARVINAS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARVN2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D81531-P69107

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ARVINAS, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Linda Bain
02) John Houston, Ph.D.
03) Laurie Smaldone Alsup, M.D.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D81532-P69107

ARVINAS, INC.
Annual Meeting of Stockholders
June 16, 2022 8:30 AM, ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Houston, Ph.D. and Sean Cassidy or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARVINAS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, ET on June 16, 2022, virtually via the Internet at www.virtualshareholdermeeting.com/ARVN2022. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side